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                    [Letterhead of Deloitte Touche Tohmatsu]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of EPSILON INVESTMENT HOUSE LTD., we hereby consent to the incorporation of our report included in Form 10K, into the Company's previously Filed Registration Statement File No. 33-51023 and No. 55137.


/s/ Brightman, Almagor & Co.
BRIGHTMAN, ALMAGOR & CO.
Certified Public Accountants

Dated: March 27,2000